UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 6, 2018

ENDONOVO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55453	45-2552528
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6320 Canoga Avenue, 15th Floor

Woodland Hills, CA 91367

(Address of principal executive office)(Zip Code)

Registrant’s telephone number, including area code: (800) 489-4774

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As previously reported in a Current Report on Form 8-K filed December 26, 2017, certain assets of the Company, primarily intellectual property (the “Assets”), were held subject to a $1,500,000 secured promissory note (the “Note”) due November 30, 2018 and payable to Steven Gluckstern. On November 29, Eagle Equities, LLC (“Eagle”) purchased the Note from Gluckstern for its face value. Pursuant to an Exchange Agreement, dated as of November 30, 2018 but executed December 7, 2018 (“the Exchange Agreement”), the Company issued a replacement secured note called the 10% Senior Secured Convertible Redeemable Note Due November 30, 2019 (the “Replacement Note”) to Eagle in the principal amount of $1,500,000. The Replacement Note continues Eagle’s a first priority lien on the Assets, bears interest at 10% per annum, is due November 30, 2019, is convertible into the Company’s common stock at prices determined with reference to the market prices of the Company’s Common Stock and is redeemable by the Company at a premium.

The foregoing is only a summary of the Exchange Agreement and the New Note which are filed as exhibits hereto. The reader is directed to such exhibits for a full description of the Exchange Agreement and the New Note.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements -None
(b)	Exhibits

10.1	Exchange Agreement, dated as of November 30, 2018, between the Company and Eagle Equities, Inc.

10.2	10% Senior Secured Convertible Redeemable Note Due November 30, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 7, 2018

ENDONOVO THERAPEUTICS, INC.

By:	/s/ Alan Collier
Alan Collier
Chief Executive Officer